EXHIBIT 9.3

                       TRANSFER AGENT SERVICING AGREEMENT

     THIS AGREEMENT is made and entered into as of the 1st day of September, 1998, by and between KPM Funds, Inc., a Nebraska corporation (hereinafter referred to as the "Company") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

     WHEREAS, the Company is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, FTC is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     WHEREAS, the Company desires to retain FTC to provide transfer and dividend disbursing agent services to the Equity Fund (the "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FTC agree as follows:

1.   APPOINTMENT OF TRANSFER AGENT

     The Company hereby appoints FTC as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein

2.   DUTIES AND RESPONSIBILITIES OF FTC

     FTC shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A. Receive orders for the purchase of shares;

     B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

     D. Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareholder's instructions;

     F. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Portico Money Market Fund, if applicable;

     G. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund;

     H. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     I. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

     J. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     K. Mail shareholder reports and prospectuses to current shareholders;

     L. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     M. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company;

     N. Provide a Blue Sky System which will enable the Company to monitor the total number of shares of the Fund sold in each state. In addition, the Company or its agent, including FTC, shall identify to FTC in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FTC for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent;

3.   COMPENSATION

     The Company agrees to pay FTC for the performance of the duties listed in this agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Company), mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Company and FTC.

     The Company agrees to pay all fees and reimbursable expenses within ten
(10) business days following the receipt of the billing notice.

4.   REPRESENTATIONS OF FTC

     FTC represents and warrants to the Company that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Exchange Act.

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.   REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to FTC that:

     A. The Company is an open-ended non diversified investment company under the 1940 Act;

     B. The Company is a corporation organized, existing, and in good standing under the laws of Nebraska;

     C. The Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.


6.   COVENANTS OF THE COMPANY AND FTC

     The Company shall furnish the Agent a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of FTC and the execution of this Agreement. The Company shall provide to the Agent a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

     FTC shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by
Section 31 of the 1940 Act, and the rules thereunder, FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

7.   PERFORMANCE OF SERVICE;  LIMITATION OF LIABILITY

     FTC shall exercise reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Company.

     FTC shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

     Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

8.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     FTC agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

9.   TERM OF AGREEMENT

      This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

10.  NOTICES

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

      Firstar Trust Company
      Attn.:  Mutual Fund Services
      615 East Michigan Street
      Milwaukee, WI  53202

      and notice to the Company shall be sent to:

      KPM Funds, Inc.
      Attn.:  Ms. Christine E. Walker
      10250 Regency Circle, Suite 500
      Omaha, NE  68114

11.   DUTIES IN THE EVENT OF TERMINATION

      In the event that, in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Company by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FTC has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

12.  GOVERNING LAW

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


KPM FUNDS, INC.                           FIRSTAR TRUST COMPANY


By:/s/ Rodney D. Cerny              By: /s/ Robert J. Kern
      --------------------------        --------------------------------
       Rodney D. Cerny, President

Attest:  /s/ Christine E. Walker    Attest: /s/ Andrea E. McVoy
             -------------------           ------------------------------
             Christine E. Walker


                    TRANSFER AGENT AND SHAREHOLDER SERVICING

                             ANNUAL FEE SCHEDULE

                                                                  EXHIBIT A

                       Separate Series of KPM Funds, Inc.

           NAME OF SERIES                        DATE ADDED
           --------------                        ----------
         Equity Portfolio                          9/1/98
         Fixed Income Portfolio                    9/1/98

Annual Fee
            $14.00 per shareholder account -- no-load fund accounts Minimum annual fee of $26,500 for the Equity Portfolio Minimum annual fee of $6,000 for the Fixed Income Portfolio

            Minimum annual fees of $10,000 for each additional fund or class

Plus Out-of-Pocket Expenses, including but not limited to:
          Telephone - toll-free lines         Proxies
          Postage                             Retention of records (with prior
                                                approval)
          Programming (with prior approval)   Microfilm/fiche of records
          Stationery/envelopes                Special reports
          Mailing                             ACH fees
          Insurance                           NSCC charges

ACH Shareholder Services (billed to the fund)
          $12.00 per outgoing wire transfer
             (shareholder liquidation, dividend, etc.)
          $125.00 per month per fund group
          $  .50 per account setup and/or change
          $  .50 per item for AIP purchases
          $  .35 per item for EFT payments and purchases
          $3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)(If Applicable)
          Annual maintenance fee per account  $12.50 / acct.
                                              (Cap at $25.00 per SSN)
          Transfer to successor trustee       $15.00 / trans.
          Distribution to participant         $15.00 / trans.
                                              (Exclusive of SWP)
          Refund of excess contribution       $15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
          Telephone Exchange                  $ 5.00 / exchange transaction
          Return check fee                    $20.00 / item
          Stop payment                        $20.00 / stop
          (Liquidation, dividend,
          draft check)
          Research fee                        $ 5.00 / item
          (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

                                 NSCC AND DAZL
                             OUT-OF-POCKET CHARGES

NSCC INTERFACES
     SETUP
          FUND/SERV, NETWORKING
               ACATS, EXCHANGES                   $5,000 SETUP (ONE TIME)
          COMMISSIONS                             $5,000 SETUP (ONE TIME)

     PROCESSING
          FUND/SERV                               $  50 / MONTH
          NETWORKING                              $ 250 / MONTH
          CPU ACCESS                              $  40 / MONTH
          FUND/SERV TRANSACTIONS                  $ .35 / TRADE
          NETWORKING - PER ITEM                   $.025 / MONTHLY DIVIDEND FUND
          NETWORKING - PER ITEM                   $.015 / NON-MO. DIVIDEND FUND
          FIRST DATA                              $ .10 / NEXT-DAY FUND/
                                                          SERV TRADE
          FIRST DATA                              $ .15 / SAME-DAY FUND/
                                                           SERV TRADE

NSCC IMPLEMENTATION
          8 TO 10 WEEKS LEAD TIME

DAZL (DIRECT ACCESS ZIP LINK - ELECTRONIC MAIL INTERFACE TO FINANCIAL ADVISOR NETWORK)
          SETUP                              $5,000 / FUND GROUP-WAIVED FOR
                                                      FIRSTAR
          MONTHLY USAGE                      $1,000 / MONTH
          TRANSMISSION                       $ .015 / PRICE RECORD
                                             $ .025 / OTHER RECORD
          ENHANCEMENT                        $  125 / HOUR

FEES AND OUT-OF-POCKET EXPENSES ARE BILLED TO THE FUND MONTHLY